EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 16, 2008 relating to the financial statements of Lyris, Inc., which appears in the Lyris, Inc. 2008 Annual Report on Form 10-K for the year ended June 30, 2008.

/s/ Burr, Pilger & Mayer LLP
San Francisco, CA
August 5, 2009